Oppenheimer International Growth Fund
                        Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution      Amount From       Amount From
Reinvestment      Investment        Long or Short-Term    Reinvestment
(Ex)Date          Income            Capital Gains         Price

Class A Shares
  12/17/96        0.0000000         0.0000000             11.530



Class B Shares
  12/17/96        0.0000000         0.0000000             11.440



Class C Shares
  12/17/96        0.0000000         0.0000000             11.450


Oppenheimer International Growth Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 11/30/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum        Examples at NAV:
  sales charge of 5.75%:

  One Year               One Year

  {($1,153.64/$1,000)^ 1} - 1  =  15{($1,224.02/$1,000)^ 1} - 1  =  22.40%

  Inception              Inception


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  {($1,354.37/$1,000)^.5950}- 1 = 19{($1,437.00/$1,000)^.5950}- 1 = 24.08%


Class B Shares

Examples, assuming a maximum        Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  4.00% for the inception year:

  One Year               One Year

  {($1,164.59/$1,000)^ 1} - 1  =  16{($1,214.59/$1,000)^ 1} - 1  =  21.46%

  Inception              Inception

  {($1,375.00/$1,000)^.5950}- 1 = 20{($1,415.00/$1,000)^.5950}- 1 = 22.94%


Class C Shares

Examples, assuming a maximum        Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year               One Year

  {($1,205.26/$1,000)^ 1} - 1  =  20{($1,215.26/$1,000)^ 1} - 1  =  21.53%

  Inception              Inception

  {($1,417.00/$1,000)^.5950}- 1 = 23{($1,417.00/$1,000)^.5950}- 1 = 23.05%











Oppenheimer International Growth Fund
Page 3


2. Cumulative Total Returns for the Periods Ended 11/30/97:



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    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum        Examples at NAV:
  sales charge of 5.75%:

  One Year               One Year

  $1,153.64 - $1,000/$1,000   =   15$1,224.02 - $1,000/$1,000   =   22.40%
  Inception              Inception

  $1,354.37 - $1,000/$1,000   =   35$1,437.00 - $1,000/$1,000   =   43.70%


Class B Shares

Examples, assuming a maximum        Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  4.00% for the inception year:

  One Year               One Year

  $1,164.59 - $1,000/$1,000   =   16$1,214.59 - $1,000/$1,000   =   21.46%

  Inception              Inception

  $1,375.00 - $1,000/$1,000   =   37$1,415.00 - $1,000/$1,000   =   41.50%


Class C Shares

Examples, assuming a maximum        Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year               One Year

  $1,205.26 - $1,000/$1,000   =   20$1,215.26 - $1,000/$1,000   =   21.53%

  Inception              Inception

  $1,417.00 - $1,000/$1,000   =   41$1,417.00 - $1,000/$1,000   =   41.70%